Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MIDLAND STATES BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2018

To the shareholders of Midland States Bancorp, Inc.:

        The annual meeting of the shareholders of Midland States Bancorp, Inc., an Illinois corporation, will be held at the Holiday Inn, which is located at 1301 Avenue of Mid-America, Effingham, Illinois 62401, on Monday, May 7, 2018, at 6:00 p.m., local time, for the following purposes:

  1.
  to elect the three nominees named in the accompanying proxy statement to serve as Class II directors, each for a term expiring at the 2021 annual meeting of shareholders;

  2.
  to approve an amendment to the articles of incorporation of Midland States Bancorp, Inc. to increase the number of directors to no fewer than seven and no greater than thirteen;

  3.
  to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

  4.
  to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

        We are not aware of any other business to come before the annual meeting. The board of directors has fixed the close of business on March 16, 2018, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. If there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors,

John M. Schultz Chairman

Effingham, Illinois
March 23, 2018

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

MIDLAND STATES BANCORP, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

MAY 7, 2018

        These proxy materials are furnished in connection with the solicitation by the Board of Directors of Midland States Bancorp, Inc., an Illinois corporation (the "Company"), of proxies to be used at the 2018 annual meeting of shareholders of the Company, to be held at the Holiday Inn, which is located at 1301 Avenue of Mid-America, Effingham, Illinois 62401, on Monday, May 7, 2018, at 6:00 p.m., local time, and at any adjournments or postponements of such meeting. A complete list of the shareholders entitled to vote at the 2018 annual meeting of shareholders is kept on file at the Company's principal executive offices, located at 1201 Network Centre Drive, Effingham, Illinois 62401.

        In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include the Notice of Annual Meeting, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2017, over the Internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is being mailed on or about March 23, 2018.

QUESTIONS AND ANSWERS

        The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why did I receive access to the proxy materials?

        We have made the proxy materials available to you over the Internet because on March 16, 2018, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the meeting. It also gives you information concerning those matters to assist you in making an informed decision.

Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?

        We are using the SEC notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 23, 2018, we sent our shareholders by mail a notice containing instructions on how to access our proxy materials over the Internet and vote online. The notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

What matters will be voted on at the meeting?

        You are being asked to vote on: (i) the election of the three nominees named in this proxy statement to serve as Class II directors, each for a term expiring at the 2021 annual meeting of shareholders; (ii) the approval of an amendment to the articles of incorporation of the Company (the "Articles") to increase the number of directors to no fewer than seven and no greater than thirteen (the "Amendment") (the Articles currently provide that the number of directors of the Company will be no fewer than six and no greater than eleven persons); and (iii) the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2018. These matters are more fully described in this proxy statement.

What are the board's voting recommendations?

        The board recommends that you vote your shares "FOR" the election of each of the director nominees named in this proxy statement, "FOR" the approval of the Amendment, and "FOR" the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2018.

If I am the record holder of my shares, how do I vote?

        If your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc., there are four ways to vote:

  •
  In Person.  You may vote in person at the meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver's license or passport, and may be requested to provide proof of stock ownership as of the record date.

  •
  Via the Internet.  You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested printed copies of the proxy materials by mail, these instructions can be found on your proxy card.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of the Company's shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name (such as if you hold your shares through a broker, trustee or other fiduciary), then there are four ways to vote:

  •
  In Person.  If you are a beneficial owner of shares held in street name and wish to vote in person at the meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification, such as a driver's license or a passport. For your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

  •
  Via the Internet.  You may vote by proxy via the Internet by visiting www.envisionreports.com/MSBI and entering the control number found in your Notice of Internet Availability of Proxy Materials. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the form and returning it in the envelope provided.

What happens if I do not give specific voting instructions?

        Shareholders of Record.    If you are a shareholder of record and you: (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

        At the meeting, the election of directors and the approval of the Amendment are considered non-routine matters, but the ratification of the appointment of our independent registered public accounting firm is considered a routine matter.

What options do I have in voting on each of the proposals?

        You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to the election of each director nominee, the approval of the Amendment, the ratification of the appointment of our independent registered public accounting firm, and any other proposal that may properly be brought before the meeting.

How many votes may I cast?

        You are entitled to cast one vote for each share of stock you owned on the record date.

What is the quorum required for each matter?

        The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

        On March 16, 2018, the record date, there were 23,613,658 shares of common stock issued and outstanding. Therefore, at least 11,806,830 shares need to be represented in order to constitute a quorum.

        Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum.

How many votes are needed for approval of each proposal?

        With respect to the election of directors, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted "FOR" any nominee, he or she will be elected as a director to serve until the Company's 2021 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.

        With respect to the approval of the Amendment, if a majority of the outstanding shares of the Company entitled to vote on such proposal are voted "FOR" the approval of the Amendment, the Amendment will be approved.

        With respect to the ratification of the appointment of our independent registered public accounting firm, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted "FOR" the proposal, such proposal will be approved.

How are abstentions and broker non-votes treated?

        With respect to the election of directors, an abstention will have the effect of a vote "AGAINST" the applicable nominee. A broker non-vote will not be treated as entitled to vote on the applicable proposal, and therefore will not have an effect on the election of a nominee.

        With respect to the approval of the Amendment, an abstention and a broker non-vote will have the effect of a vote "AGAINST" the approval of the Amendment.

        With respect to the ratification of the appointment of our independent registered public accounting firm, an abstention will have the effect of a vote "AGAINST" the proposal.

        In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided.

What if I change my mind after I return my proxy?

        You may revoke your proxy and change your vote at any time prior to the taking of the vote at the meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you properly vote at the meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company's secretary at 1201 Network Centre Drive, Effingham, Illinois 62401, prior to the meeting.

What happens if a nominee is unable to stand for election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for election.

Who will serve as the inspector of election?

        A representative of the Company's transfer agent, Computershare, Inc., will serve as the inspector of election.

Where do I find the voting results of the meeting?

        If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, our shareholders will be entitled to elect three Class II directors for a term expiring at the 2021 annual meeting of shareholders. The Company's directors are divided into three classes having staggered terms of three years. As described further below, each of the three nominees for election as Class II directors is an incumbent director. Each of the nominees has consented to serving as a nominee and serving on the board, if elected, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to vote for another nominee when voting at the meeting. Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

        Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting.

        We unanimously recommend that you vote "FOR" each of the nominees for director.

 NOMINEES

Name	Age	Position with the Company	Director Since
CLASS II (Term Expiring 2021)
Deborah A. Golden	63	Director	2015
Dwight A. Miller	65	Director	2012
Robert F. Schultz	53	Director	2002

CONTINUING DIRECTORS

Name	Age	Position with the Company	Director Since
CLASS III (Term Expires 2019)
John M. Schultz	66	Chairman of the Board	1990
Jerry L. McDaniel	53	Director	2012
Jeffrey M. McDonnell	54	Director	2015
CLASS I (Term Expires 2020)
Leon J. Holschbach	65	Director, Vice Chairman and Chief Executive Officer	2007
Richard T. Ramos	55	Director	2012
Jeffrey C. Smith	56	Director	2005

        All of our directors will hold office until the annual meeting of shareholders in the year indicated, or until their earlier death, resignation, removal or disqualification, or until their respective successors are duly elected and qualified. Except as described below, there are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors.

        As required by the terms of our 2014 acquisition of Heartland Bank, certain family members of Andrew S. Love, Jr. (the "Love Family") had the right to designate one candidate for nomination to our board of directors until the Love Family owned fewer than 700,000 shares of our common stock or less than four percent of the total voting power of the outstanding stock of the Company entitled to vote in the election of directors. As a result of the Company's issuance of stock in connection with the acquisition of Alpine Bancorporation, Inc. ("Alpine"), the Love Family owned less than four percent of the total voting power of the outstanding stock of the Company on February 28, 2018. Laurence A. Schiffer, the director previously designated by the Love Family, tendered his resignation from the board, which was accepted by the board, effective February 28, 2018. The Company appreciates Mr. Schiffer's service to the Company.

        Additionally, in connection with the Heartland Bank acquisition, certain individuals in the McDonnell family (the "McDonnell Family") had the right to designate one candidate for appointment to our board of directors until the McDonnell Family owned fewer than 700,000 shares of our common stock. In February 2018, as a result of a charitable contribution, the McDonnell Family owned fewer than 700,000 shares of our common stock and no longer had the right to designate a director to our board of directors. Jeffrey M. McDonnell is the director designated by the McDonnell Family, and he is currently serving as a director for a term to expire at the Company's 2019 annual meeting of shareholders.

        In connection with the Company's acquisition of Alpine, the Company agreed to appoint R. Robert Funderburg, Jr. as a Class III director. Mr. Funderburg's term as a Class III director of the board will commence on May 8, 2018. Further, the terms of the Company's acquisition of Alpine provide that if Mr. Funderburg continues to beneficially own Company common stock with a market value of at least $10 million, then Mr. Funderburg will be re-nominated for election at the Company's 2019 annual meeting of shareholders as a Class III director for a three-year term.

        Thomas D. Shaw is retiring from the board of directors following expiration of his current term, which ends at the 2018 annual meeting of shareholders. Mr. Shaw has been a valued presence within the Company's organization and has served on the board since 2012. The Company appreciates the service of Mr. Shaw to the Company, and his commitment and experience will be missed.

        The business experience of each nominee and continuing director, as well as their qualifications to serve on the board, is set forth below. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. Other than as described below, no nominee, continuing director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

        John M. Schultz.    Mr. Schultz serves as the Chairman of the Company, a position he has held since 2006. Mr. Schultz previously served as the Chairman of Midland States Bank, the Company's banking subsidiary (the "Bank"), from 2006 to 2017. Since 1986, Mr. Schultz has served as the Chief Executive Officer of Agracel, Inc., an industrial developer of facilities for manufacturing and high tech entities in small to midsized communities, and is the author of BoomtownUSA: The 7 1/2 Keys to Big Success in Small Towns. He also serves on the Board of Trustees of Monmouth College, a liberal arts college in Monmouth, Illinois, and the Board of Directors of Altorfer Inc., a privately held Caterpillar dealership headquartered in Cedar Rapids, Iowa, with several locations in Illinois, Iowa and Missouri, and is the past President of the Illinois State Universities Retirement System. Mr. Schultz received his B.S. in Entrepreneurism from Southern Methodist University and his M.B.A. from Harvard Business School. He is the brother of Robert F. Schultz, who is also a director of the Company and the Bank. Our board considered Mr. Schultz's experience as the chief executive of a local business, his knowledge of and experience with real estate investment and development, his experience advising other companies in conducting business in small to midsized communities that are similar to those in our primary market areas, his experience as a trustee/director of other organizations and his knowledge of the business community in our central Illinois market area in determining that he should be a member of our board.

        Leon J. Holschbach.    Mr. Holschbach serves as the Vice Chairman and Chief Executive Officer of the Company, and Vice Chairman of the Bank. He has held these positions since August 2007, when he joined the Company. Mr. Holschbach previously served as President of the Company from August 2007 to March 2018, as President of the Bank from August 2007 to November 2016, and as Chief Executive Officer of the Bank from August 2007 to March 2018. Prior to August 2007, Mr. Holschbach held the positions of Region Market President, Community Bank Group at AMCORE Bank, N.A., from 2000 to 2007; President and Chief Executive Officer of AMCORE Bank North Central N.A. from 1997 to 2000; and President of Citizen's State Bank in Clinton, Wisconsin, from 1979 to 1997. Mr. Holschbach received his B.A. in Economics from the University of Wisconsin in 1975. Our board considered Mr. Holschbach's long career in community banking, his experience running a community banking division of a regional bank in our northern Illinois market area and his long-standing relationships within the business community in determining that he should be a member of our board.

        Deborah A. Golden.    Ms. Golden, who serves as Chair of our Compensation Committee, joined the Company's board in November 2015. Ms. Golden serves as Executive Vice President, General Counsel and Secretary of GATX Corporation, an NYSE-listed railcar leasing company, where she has been employed since 2006. She previously served as General Counsel of Midwest Generation, LLC, a power generation company, from 2004 to 2006; Assistant General Counsel, Office of the Governor, State of Illinois, from 2003 to 2004; in various executive legal positions at Ameritech Corporation from 1995 to 2001; and as a partner at Schiff, Hardin & Waite, where she began her legal career in 1984. Ms. Golden holds a B.A. from Boston College, a J.D. from Loyola University School of Law and an M.B.A. from Loyola University. She is a member of the Illinois Bar. Our board considered Ms. Golden's experience as an executive of a publicly-traded company, her experience with commercial leasing, and her knowledge of corporate governance of publicly-traded companies in determining that she should be a member of our board.

        Jerry L. McDaniel.    Mr. McDaniel is President of Superior Fuels, Inc., a wholesale supplier of propane and petroleum products, a position he has held since 2007, and President of Dirtbuster Carwash LLC, which operates carwashes in Southern Illinois and Indiana. In addition to his fuel and carwash businesses, Mr. McDaniel is a principal in other businesses, including real estate development. Mr. McDaniel is a licensed pilot and serves on the board of the Southeastern Illinois Community Foundation. Prior to joining our board, Mr. McDaniel served as a director of another local community bank. Our board considered Mr. McDaniel's experience in starting and running several local businesses, his broad investment experience and his prior service as a director of a community bank in determining that he should be a member of our board.

        Jeffrey M. McDonnell.    Mr. McDonnell is Chief Executive Officer of J&J Management Services, Inc., a private management company, a position he has held since 2012, and prior to becoming Chief Executive Officer, he served as President and Chief Compliance Officer starting in 1997. He also serves on the boards of KETC, the St. Louis metro region public television station, The Center for Emerging Technologies, a non-profit technology incubator, and prior to the Heartland Bank acquisition was a director of Love Savings Holding Company and Heartland Bank. Mr. McDonnell also serves on the investment advisory committees for the venture capital firms Oakwood Medical and Rivervest. Mr. McDonnell holds a B.A. in economics from Princeton University, an M.B.A. from the University of Michigan and a certification as a Chartered Financial Analyst. Our board considered Mr. McDonnell's service on the boards of Love Savings Holding Company and Heartland Bank and his other business experience in determining that he should be a member of our board.

        Dwight A. Miller.    Mr. Miller is the Chief Executive Officer and Owner of Dash Management, which owns a number of McDonald's franchises in Champaign and Decatur, Illinois, positions he has held since 2002. Mr. Miller has served in a number of management positions with McDonald's Corp., including NE Zone Franchising Manager responsible for recruiting and development of franchisees, McOpCo Operation Manager running company restaurants in Connecticut and Western Massachusetts and Field Service Manager responsible for franchise operation and relationships in over 200 stores in upstate New York. Mr. Miller also serves as President of the Greater Chicago Region-Regional Leadership Council, representing McDonald's franchisees, and currently serves on the National Leadership Committee. Mr. Miller is the past Chairman for the Champaign County Chamber of Commerce and is on the Board of Trustees for the University of Findlay. He holds a B.S. in Accounting from Findlay College. Our board considered Mr. Miller's experience as a chief executive officer and his experience as an executive for a large company in determining that he should be a member of our board.

        Richard T. Ramos.    Mr. Ramos, who serves as Chair of our Audit Committee, is Executive Vice President, Chief Financial Officer and board member for Maritz Holdings, Inc., headquartered in St. Louis, Missouri. Maritz specializes in the design and development of incentive, reward and loyalty programs focused on improving workforce quality and customer satisfaction. He has been with Maritz since 2000. Prior to joining Maritz, Mr. Ramos served as Chief Financial Officer for Purcell Tire and Rubber Company, practiced corporate law at the firm of Blumenfeld, Kaplan and Sandweiss in St. Louis and was a senior manager at KPMG LLP. He received his B.S. in Business Administration from the University of Missouri in St. Louis and his J.D. from St. Louis University School of Law. Mr. Ramos is a Certified Public Accountant and a member of the Missouri Bar. Our board considered Mr. Ramos's experience as a chief financial officer and board member and his accounting acumen in determining that he should be a member of our board.

        Robert F. Schultz.    Mr. Schultz serves as Managing Partner of the J.M. Schultz Investment, L.L.C., a family investment firm, and has been with this organization since 1989. Since 1996, he also has served as Chairman of the Board of Directors of AKRA Builders Inc., a national construction, design-build and project management firm headquartered in Teutopolis, Illinois. Prior to joining the Company's board of directors, he served on the board of directors of Prime Banc Corp. and First National Bank of Dieterich. Mr. Schultz received his B.S. in Finance from the University of Illinois and a J.D. from the University of Notre Dame Law School. He is the brother of John M. Schultz, who is the Chairman of the Company. Our board considered Mr. Schultz's business and investment experience and his knowledge of the business community in our central Illinois market area in determining that he should be a member of our board.

        Jeffrey C. Smith.    Mr. Smith serves as the Chairman of the Bank and Chair of our Nominating and Corporate Governance Committee, and as the Principal and Managing Partner of Walters Golf Management, a golf club management company headquartered in St. Louis, Missouri, which currently manages fifteen properties and offers turn key management, construction management, acquisition, consulting, agronomics and remodeling/redecorating services. The firm consults with approximately 45 additional facilities worldwide and manages over 500 employees. He has been with Walters Golf Management Group since 1996. Mr. Smith received his B.S. in Education from the University of Missouri. Our board considered Mr. Smith's business experience, his management experience as the managing partner of a business and his knowledge of the business community in our St. Louis market area in determining that he should be a member of our board.

        In addition, the business experience of Mr. Funderburg, as well as his qualifications to serve on the board, is set forth below. Mr. Funderburg will be appointed to the board on May 8, 2018, in connection with the Company's recently completed acquisition of Alpine.

        R. Robert Funderburg, Jr.    Mr. Funderburg previously served as Chairman of Alpine and Alpine Bank & Trust Co. until the Company's acquisition of Alpine in February 2018. He is a businessman and holds interests in several different industries, including financial services, real estate development and investment, and agribusiness. Currently, he serves as president of Funderburg Farms, Inc. and K-B Farms, Inc., which are privately held real estate and agricultural companies. From 2015 to 2017, Mr. Funderburg served as Chair of the Illinois Finance Authority. He also serves on various boards of non- profit and community organizations within Boone and Winnebago counties in Illinois. Our board considered Mr. Funderburg's experience as Chairman of Alpine and Alpine Bank & Trust Co., his knowledge of the business community in our market areas in Boone and Winnebago counties in Illinois, and his experience with real estate, agribusiness and banking in determining that he should be a member of our board.

        The business experience for each of our executive officers not discussed above is as follows:

        Jeffrey G. Ludwig.    Mr. Ludwig, age 46, CPA (inactive status), serves as President of the Company and as Chief Executive Officer of the Bank, positions he has held since March 2018. Mr. Ludwig previously served as Chief Financial Officer of the Company and the Bank from November 2006, when he joined the Company and the Bank, to November 2016, and from October 2017 until March 2018. Mr. Ludwig also previously served as Executive Vice President of the Company from October 2010 until he was promoted to President of the Company in March 2018, and he served as President of the Bank from November 2016 until he was promoted to Chief Executive Officer of the Bank in March 2018. He serves on the Company's Executive, Capital Management and Mergers and Acquisitions, and Asset/Liability Committees. Prior to joining the Company, Mr. Ludwig held the positions of Associate Director, Corporate Reporting, for Zimmer Holdings, Inc., an NYSE-listed company in Warsaw, Indiana, from 2005 to 2006; Director of Corporate Accounting for Novellus Systems, Inc., a Nasdaq-listed company in San Jose, California, from 2002 to 2005; and various positions, including Senior Manager—Audit & Advisory Services, for KPMG LLP in its banking practice in St. Louis, Missouri, from 1993 to 2000 and in its technology practice in Mountain View, California, from 2000 to 2002. Mr. Ludwig received his B.S. in Accounting from Eastern Illinois University.

        Stephen A. Erickson.    Mr. Erickson, age 48, CPA (inactive status), serves as Chief Financial Officer of the Company and the Bank, having been promoted to that position in March 2018. Mr. Erickson has been with Midland since 2012, having served as President of Midland's Merchant Services division from 2012 to 2015 and Director of Mergers and Acquisitions since 2015. Prior to joining Midland he was a founder of EnablePay Direct, Inc., a merchant services company located in Garden City, New York, the servicing portfolio and certain other assets of which Midland acquired in 2012. Mr. Erickson currently serves as the President of EnablePay Direct, Inc. Prior to founding EnablePay he served as Chief Financial Officer of EVO Merchant Services, a large merchant services provider (2003-2006), Vice President of Investment Banking—Financial Services, at Bear Stearns & Co. (1999-2003), and Senior Accounting Officer at Goldman Sachs & Co. (1995-1997). Mr. Erickson holds B.S. and M.S. degrees in Accounting from the University of Illinois (Champaign) and an M.B.A. from New York University, Stern School of Business.

        Douglas J. Tucker.    Mr. Tucker, age 59, serves as Senior Vice President and Corporate Counsel of the Company and the Bank, positions to which he was appointed in October 2010. Mr. Tucker also serves on the Company's Executive and Capital Management and Mergers and Acquisitions Committees. Prior to joining the Company, Mr. Tucker was a Partner in the Corporate Services Group of Quarles & Brady LLP, having joined that firm in 2004. Mr. Tucker also served as Chair of Quarles & Brady's Chicago Securities Practice, as one of the firm's National Growth Partners, as Chair of the China Law Group and as Managing Partner of the firm's office in Shanghai, China. Mr. Tucker, who has worked with financial institutions for more than 20 years, has been a licensed attorney since 1993 and an Adjunct Professor at the Chicago-Kent Law School since 2002. He holds a B.A. in International Relations from Michigan State University and a J.D. from Northwestern University School of Law.

        Jeffrey S. Mefford.    Mr. Mefford, age 53, serves as the President of the Bank, a position he has held since March 2018. He has been with the Bank since 2003, and prior to his appointment as the President of the Bank, he served as the Bank's Executive Vice President—Banking and was responsible for retail, commercial and treasury sales, marketing, community development and Community Reinvestment Act since October 2010. Prior to serving as Executive Vice President—Banking, Mr. Mefford served as the Bank's Illinois Region Market President, responsible for the banking offices in our central Illinois market. Prior to joining the Bank, Mr. Mefford held the position of President and Chief Executive Officer of Farmers State Bank of Camp Point in Camp Point, Illinois, from 2000 to 2003; Vice President, Mortgage Department Manager, at Marine Bank, in Springfield, Illinois, from 1998 to 2000; and Vice President, Small Business Banking Manager, for Bank One, Illinois, in Springfield, Illinois, from 1991 to 1998. Mr. Mefford received his B.S. in Business Administration from Illinois College and his M.B.A. from William Woods University.

        Jeffrey A. Brunoehler.    Mr. Brunoehler, age 57, serves as the Bank's Senior Vice President—Chief Credit Officer, a position he has held since July 2010. He joined the Bank in April 2010 as Vice President and Regional Credit Officer. Prior to joining the Bank, Mr. Brunoehler held positions at AMCORE Bank, N.A., as Senior Vice President and Regional Credit Officer from 2005 to 2010 and Senior Vice President and Market President from 1999 to 2004. Mr. Brunoehler received his B.S. in Agricultural Economics from the University of Illinois.

        Sharon A. Schaubert.    Ms. Schaubert, age 59, serves as the Bank's Senior Vice President—Banking Services, and has been a Senior Vice President of the Bank since 2004. Her primary responsibilities include overseeing Human Resources and Training. Prior to joining the Bank in 2004, she held the positions of Executive Vice President of Retail Banking at Peoples National Bank in Fairfield, Illinois, from 2000 to 2004; Vice President Regional Administrative Manager at First Bank in Salem, Illinois, from 1998 to 2000; and Assistant Vice President Area Manager at the Bank of Illinois in Mt. Vernon, Illinois, from 1990 to 1998. Ms. Schaubert received her B.A. in Management and Communications from Concordia University and her M.B.A. from the University of Illinois.

        James R. Stewart.    Mr. Stewart, age 62, serves as the Bank's Chief Risk Officer. He joined as Director of Risk Management in 2012, was appointed Senior Director of Risk Management in 2013, and assumed his current role in June 2015. Prior to joining the Bank, Mr. Stewart was a principal with JHC Risk Strategies, a risk management consulting firm in Williston, Vermont, and from 2003 to 2010, served as Executive Vice President and Chief Risk Officer at Bank of N. T. Butterfield & Son Limited, Hamilton, Bermuda. Prior to that position, he was Senior Vice President and Head of Risk Management at Riyad Bank, Riyadh, Saudi Arabia, and for seventeen years prior consulted to Lloyd's of London and other key insurers on financial services risks. Mr. Stewart holds a Bachelor of Science Degree in Business Administration from the University of Alabama. He is a Certified Public Accountant and a Chartered Global Management Accountant.

        None of the executive officers were selected as an officer pursuant to any arrangement or understanding with any other person.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

        We currently have ten directors serving as our board, a majority of whom we have determined to be "independent," as that term is defined by the rules of the Nasdaq Stock Market. Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our board of directors has affirmatively determined that, with the exception of Messrs. Holschbach, John Schultz, and Robert Schultz, each of our current directors, as well as Mr. Funderburg, is an independent director, as defined under the applicable rules. The board determined that Mr. Holschbach does not qualify as an independent director because he is an executive officer of the Company. The board determined that Mr. Robert Schultz does not qualify as an independent director as a result of payments made to AKRA Builders Inc., a national construction, design-build and project management firm, in connection with contracting and construction services provided to the Company. Mr. Robert Schultz is the chairman and a shareholder of AKRA Builders Inc. The board determined that Mr. John Schultz does not qualify as an independent director because of his family relationship with Mr. Robert Schultz.

        Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Holshbach, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

        Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Capital Management and Mergers and Acquisitions Committee, Executive Committee and Asset/Liability Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws.

        The current charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company's website at www.midlandsb.com.

        The board held ten regularly scheduled and special meetings during 2017. In 2018, the full board intends to meet eight times with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2017, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, ten of the directors serving at that time were present at the annual meeting.

Audit Committee

        Our Audit Committee currently consists of Richard T. Ramos (Chairman), Jerry L. McDaniel, Dwight A. Miller and Thomas D. Shaw. After the annual meeting, Jeffrey M. McDonnell will replace Mr. Shaw on the Audit Committee. Our board of directors has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of "independent director" under Nasdaq Stock Market rules; (ii) each of the members satisfies the additional independence standards under Nasdaq Stock Market rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Ramos has the required financial sophistication due to his experience and background, which Nasdaq Stock Market rules require at least one such Audit Committee member have. Our board has determined that Mr. Ramos also qualifies as an "audit committee financial expert," as that term is defined under applicable SEC rules. The Audit Committee for the Company met eight times in 2017.

        Our Audit Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The current charter of the Audit Committee is available on our website at www.midlandsb.com. As described in its charter, our Audit Committee has responsibility for, among other things:

  •
  selecting and reviewing the independence, qualifications and performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

  •
  reviewing actions by management on recommendations of the independent auditors and internal auditors;

  •
  meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

  •
  reviewing our earnings releases and reports filed with the SEC;

  •
  reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports;

  •
  reviewing and approving all material related party transactions; and

  •
  handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Compensation Committee

        Our Compensation Committee currently consists of Deborah A. Golden (Chairman), Richard T. Ramos and Jeffrey C. Smith. Our board of directors has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee are "independent" under Nasdaq Stock Market rules and also satisfy the additional independence standards under Nasdaq Stock Market rules for compensation committee service and are considered "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee met four times in 2017.

        Our Compensation Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The current charter of the Compensation Committee is available on our website at www.midlandsb.com. As described in its charter, our Compensation Committee has responsibility for, among other things:

  •
  reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

  •
  determining the annual compensation of our Chief Executive Officer;

  •
  reviewing the compensation decisions made by our Chief Executive Officer with respect to our other named executive officers;

  •
  overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our board of directors relating to these matters;

  •
  reviewing the management succession plans of the Company;

  •
  determining whether to retain or obtain the advice of a compensation consultant, legal counsel or other adviser and to oversee the appointment, compensation and work of any such adviser; and

  •
  handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently consists of Jeffrey C. Smith (Chairman), Deborah Golden and Thomas D. Shaw. After the annual meeting, Jeffrey M. McDonnell will replace Mr. Shaw on the Nominating and Corporate Governance Committee. Our board of directors has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is "independent" under Nasdaq Stock Market rules. The Nominating and Corporate Governance Committee met four times in 2017.

        Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at www.midlandsb.com. As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

  •
  identifying qualified individuals to serve as directors of the Company and recommending to the Company's board of directors the nomination or appointment of such individuals;

  •
  monitoring the functioning of our standing committees and recommending any changes with respect to the assignment of individual directors to such committees;

  •
  developing, reviewing and monitoring compliance with our corporate governance guidelines;

  •
  reviewing annually the composition of our board of directors as a whole and making recommendations; and

  •
  handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our board of directors from time to time.

        In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, board nominees and shareholder nominees included in the proxy statement. These criteria include the following attributes:

  •
  integrity and high ethical standards and values in the nominee's personal and professional life;

  •
  sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the board;

  •
  evidence of effective leadership and sound judgment in the nominee's professional life;

  •
  a willingness to meet the standards and duties set forth in the Company's Code of Business Conduct and Ethics; and

  •
  a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member, and a commitment to serving on the board for an extended period of time.

        The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are "independent" in accordance with Nasdaq Stock Market rules (to ensure that, at all times, at least a majority of our directors are independent).

        Prior to nominating an existing director for re-election to the board, the committee will consider and review the following attributes with respect to each existing director:

  •
  board and committee attendance and performance;

  •
  length of board service;

  •
  experience, skills and contributions that the existing director brings to the board;

  •
  independence and any conflicts of interest; and

  •
  any significant change in the director's professional status or work experience, including the attributes considered for initial board membership.

Shareholder Communication with the Board, Nomination and Proposal Procedures

        General Communications with the Board.    Shareholders may contact our board of directors by contacting Douglas J. Tucker, Secretary, Midland States Bancorp, Inc. at 1201 Network Centre Drive, Effingham, Illinois 62401 or (217) 342-7321.

        Nominations of Directors.    In accordance with our bylaws, a shareholder may nominate a director for election at an annual meeting of shareholders by delivering written notice of the nomination to our secretary, at the above address, not less than 90 days nor more than 120 days prior to the annual meeting. However, if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given to shareholders, then written notice of the nomination must be delivered to our secretary no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

        We anticipate holding our 2019 annual meeting of shareholders on May 6, 2019. As a result, notice of nominations for directors to be elected at the 2019 annual meeting of shareholders must be delivered to our secretary no earlier than January 6, 2019, and no later than February 5, 2019. The shareholder's notice to the secretary must include: (a) the name and address of record of the nominating shareholder; (b) a representation that the nominating shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the nominating shareholder; (e) such other information regarding each nominee proposed by such nominating shareholder as is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as in effect; and (f) the consent of each nominee to serve as a director of the Company if so elected. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

        Other Shareholder Proposals.    To be considered for inclusion in our proxy statement and form of proxy for our 2019 annual meeting of shareholders, shareholder proposals must be received by our secretary, at the above address, no later than November 23, 2018, and must otherwise comply with the notice and other provisions of our bylaws, as well as SEC rules and regulations.

        For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal to our secretary not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days' notice of the date of the annual meeting is given to shareholders, then written notice of the proposal must be delivered to our secretary no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed to shareholders.

        We anticipate holding our 2019 annual meeting of shareholders on May 6, 2019. As a result, notice of shareholder proposals to be brought at the 2019 annual meeting of shareholders must be delivered to our secretary no earlier than January 6, 2019, and no later than February 5, 2019. The shareholder's notice to the secretary must include: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (c) the number of shares of the Company's common stock beneficially owned by such shareholder on the date of such shareholder's notice; and (iv) any financial or other interest of such shareholder in the proposal.

Board Leadership Structure

        We currently have separate individuals serving as Chairman of our board of directors and as our Chief Executive Officer. Mr. John M. Schultz serves as Chairman, and Mr. Holschbach holds the position of Chief Executive Officer. As noted above, Mr. Schultz is not currently considered to be "independent" according to Nasdaq Stock Market rules.

        Although our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our board believes that having separate positions and having a non-executive director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. In addition, we believe this leadership structure allows our board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

Independent Director Sessions

        We currently do not have a separate lead independent director. Consistent with Nasdaq listing requirements, the independent directors regularly meet without the non-independent directors present. In 2017, four independent sessions were held.

Board's Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility that the risk management processes designed and implemented by management are adequate and functioning as designed.

        While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The board's Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk.

        We believe that establishing the right "tone at the top" and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the company, including through meetings of its Senior Risk Committee. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk-management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Compensation Committee Interlocks and Insider Participation

        During 2017, Deborah A. Golden, Richard T. Ramos and Jeffrey C. Smith served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow. Our code of business conduct and ethics is available on our website at www.midlandsb.com. In accordance with SEC rules, we intend to disclose on the "Investor Relations" section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

Director Compensation

        The following table sets forth information regarding 2017 compensation for each of our nonemployee directors. None of the directors receive any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

Name (a)	Fees Earned or Paid in Cash ($) (b)	All Other Compensation(1) ($) (g)	Total ($) (h)
Deborah Golden	36,500	9,125	45,625
Jerry L. McDaniel	67,875	16,969	84,844
Jeffrey M. McDonnell	18,500	4,625	23,125
Dwight A. Miller	41,250	10,313	51,563
Richard T. Ramos	55,250	13,813	69,063
Laurence A. Schiffer(2)	—	250,000	250,000
John M. Schultz	65,813	16,453	82,266
Robert F. Schultz	65,625	16,406	82,031
Thomas D. Shaw	49,875	12,469	62,344
Jeffrey C. Smith	70,500	—	70,500

(1)
For directors other than Mr. Schiffer, reflects amounts accrued during 2017 as the matching portion of director fees deferred under the Deferred Compensation Plan paid by the Company or the Bank.

(2)
Under the terms of Mr. Schiffer's noncompetition agreement with the Company, which was entered into in connection with the Heartland Bank acquisition, Mr. Schiffer was entitled to receive an annual payment of $250,000, for each year of the three-year restricted period, which ended on December 31, 2017. During that period, Mr. Schiffer was not entitled to receive any director fees, but was entitled to receive committee fees if he served on more than one committee of the board.

        Under our director compensation policy beginning April 1, 2017, nonemployee directors were provided with an annual retainer fee of $20,000 for service on the Company board and $10,000 for service on the Bank board. The chairman of the Company board was entitled to an annual fee of

$56,750. The chair of the audit committee was entitled to an additional fee of $14,250, and other members of the committee were entitled to an additional fee of $6,000. The chair of the compensation committee was entitled to an additional fee of $14,250, and other members of the committee were entitled to an additional fee of $5,750. The chair of the nominating and corporate governance committee was entitled to an additional fee of $5,750, and other members of the committee were entitled to an additional fee of $3,750. Members of the capital management and M&A committee were entitled to an additional fee of $5,750. Members of the asset and liability committee were entitled to an additional fee of $3,750. Directors who were members of the loan or trust committees of the Bank board were entitled to an additional fee of $29,000 and $3,750, respectively. Directors who also served on the board of Love Funding Corporation were entitled to an additional fee of $4,000.

EXECUTIVE COMPENSATION

        As an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which generally require us to report executive compensation to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our "named executive officers."

        The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices. Our named executive officers for 2017, which consist of our principal executive officer, and the Company's two other most highly compensated executive officers, are:

  •
  Leon J. Holschbach, Chief Executive Officer

  •
  Jeffrey G. Ludwig, President

  •
  Douglas J. Tucker, Senior Vice President and Corporate Counsel

Summary Compensation Table

        The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2017 and 2016 by each of our named executive officers.

Summary Compensation Table

Name and principal position(1) (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(2) ($) (f)	All Other Compensation(3) ($) (i)	Total ($) (j)
Leon J. Holschbach	2017	546,739	273,370	397,507	—	237,383	1,454,999
Chief Executive Officer	2016	532,036	295,812	201,502	—	243,305	1,272,655
Jeffrey G. Ludwig	2017	405,288	182,380	216,092	—	17,982	821,742
President	2016	395,025	197,671	101,380	22,635	17,646	734,357
Douglas J. Tucker	2017	318,094	136,333	138,767	—	8,100	601,294
Senior Vice President and	2016	314,930	125,657	65,357	14,593	7,800	528,337
Corporate Counsel

(1)
Mr. Holschbach served as President and Chief Executive Officer of the Company during 2016 and 2017. Mr. Ludwig served as Executive Vice President of the Company during 2016 and 2017 and was appointed as President of the Company in March 2018. Mr. Ludwig also served as Chief Financial Officer of the Company through November 2016 and from October 2017 to March 2018.

(2)
The amounts set forth in the "Stock Awards" and "Option Awards" columns reflect the aggregate grant date fair value of stock and option awards for the years ended December 31, 2017 and 2016 in accordance with FASB ASC Topic 718. The stock award amounts are based on fair market values of $30.66 and $28.59 for awards granted on November 8, 2017 and November 16, 2016, respectively. The assumptions used in calculating the option award amounts are set forth in Note 17 to our consolidated financial statements as of December 31, 2017 and 2016.

(3)
"All Other Compensation" for the named executive officers during the 2017 fiscal year is summarized below.

Name	Year	Perquisites(i) ($)	Company 401(k) Match(ii) ($)	Supplemental Life Insurance(iii) ($)	Supplemental Retirement Benefit(iv) ($)	Total "All Other Compensation" ($)
Leon J. Holschbach	2017	9,326	8,100	6,004	213,953	237,383
Jeffrey G. Ludwig	2017	9,882	8,100	—	—	17,982
Douglas J. Tucker	2017	—	8,100	—	—	8,100

(i)
Amounts for Messrs. Holschbach and Ludwig reflect club dues and use of a Company-owned vehicle.

(ii)
Amounts reflect Company matching contributions under the 401(k) Plan.

(iii)
Amount reflects premiums paid by the Company during 2017 with respect to supplemental life insurance.

(iv)
Amount reflects the portion of the accrued balance of supplemental retirement benefits that vested in 2017. The assumptions used in calculating the accrued balance are set forth in Note 16 to our consolidated financial statements as of December 31, 2017 and 2016.

General

        We compensate our named executive officers through a combination of base salary, annual bonuses, equity awards, and other benefits including perquisites. Our Compensation Committee believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

        In 2017 the Compensation Committee engaged McLagan Partners ("McLagan"), an Aon Hewitt Company, to assess the design and market competiveness of our executive compensation program in relation to our peer group. The Compensation Committee has previously engaged McLagan for such services, most recently in 2015. Based on McLagan's assessment, the Compensation Committee elected to increase the base salaries and target incentive performance payouts of our named executive officers in order to reflect the Company's relative compensation packages as compared to our peer group. Such increases, which are effective beginning with the 2017 fiscal year for equity awards and effective beginning with the 2018 fiscal year for salary and bonus, reflect the Compensation Committee's view that the level of total compensation of our executive officers should be in the 50th to 75th percentile of our peer group, as reported by McLagan. The Compensation Committee knows of no conflicts of interest that would have impaired McLagan's independence in advising the committee.

Base Salary

        The Compensation Committee reviews and approves base salaries of our named executive officers and sets the compensation of our chief executive officer. In setting the base salary of each named executive officer, the Committee relied on market data provided by our internal human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility.

Bonus

        Each named executive officer's employment agreement specifies an annual bonus target amount, stated as a percentage of the executive's salary for the applicable year. For the 2016 and 2017 fiscal years, the specified annual bonus targets for Messrs. Holschbach, Ludwig and Tucker were 50%, 45% and 35%, respectively. Commencing with the 2018 fiscal year, the specified annual bonus targets for Messrs. Holschbach, Ludwig and Tucker are 70%, 60% and 50%, respectively. The calculation of the amount of the cash bonuses paid to our named executive officers is based on the level of achievement of specified financial targets of earnings per share and revenue, with 70% of each officer's bonus calculation having been based on the specified earnings per share target and 30% based on the revenue target. Annual bonuses are approved by the Compensation Committee subject to the terms of the Company's Management Incentive Plan (MIP), which establishes risk-based metrics that must be met before annual bonuses may be paid, as more fully described below. In addition, executives may receive additional performance related bonuses with respect to certain material projects and transactions.

Equity Awards

        The equity awards reflected in the table above all relate to restricted stock, restricted stock unit and stock option awards issued pursuant to our Second Amended and Restated 2010 Long-Term Incentive Plan (the "2010 LTIP"), which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the plan terms. The long-term incentive bonus percentages specified in the amended employment agreements for Messrs. Holschbach, Ludwig and Tucker were 75%, 55% and 50% of annual base salary, respectively.

Benefits and Other Perquisites

        The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

        Midland States Bank 401(k) Profit Sharing Plan.    The Midland States Bank 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and its subsidiaries. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2017, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match employee contributions on the first 6% of employee compensation (50 cents for each $1). The Company match is contributed in the form of cash and is invested according to the employee's current investment allocation. The Company has the authority to make an annual discretionary profit sharing contribution to the 401(k) Plan, but does not currently do so.

        Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan.    We maintain the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan for the benefit of our eligible employees. The plan is not intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code. Any employee who has been employed by us or any subsidiary is eligible to participate in the plan upon completion of the service requirements determined by the Compensation Committee. Pursuant to the plan, participating employees are permitted to use after-tax dollars, up to a maximum of $25,000 per calendar year of their compensation, to purchase shares of our common stock at the end of each calendar quarter. The purchase price for the stock is currently 90% of the stock's fair market value as of the first day of each quarterly offering period. While the Compensation Committee could elect a different discount percentage, it does not expect to do so in the foreseeable future. At any time our common stock is listed for trading on a principal national securities exchange, including the Nasdaq Global Select Market, the fair market value under this plan is deemed to be the officially quoted closing selling price of the shares on the applicable day.

        Deferred Compensation Plan for Directors and Executives.    We maintain the Deferred Compensation Plan for Directors and Executives of Midland States Bancorp, Inc. (As Amended and Restated Effective December 31, 2015), (the "Deferred Compensation Plan") for the benefit of our directors and certain senior executives. The plan provides directors and executives an opportunity to better plan for their financial futures by providing a vehicle for the deferral of current income taxation. Under the plan, directors and eligible senior executives are permitted to elect to defer all or a portion of their annual director fees, salary and/or bonus, as the case may be. Any deferrals are credited to a plan account and earn interest based on the notional investment elections of the executives from a selection of measurement funds generally available to participants under the 401(k) Plan. One available notional investment alternative for directors is Company stock units, which track the value of our common stock. As an incentive to elect our common stock as a measurement for investment return, and thereby further tie the individual's financial success to the Company, any director who defers all of his or her annual director fees and directs their investment to common stock units will receive an additional matching credit to his or her plan account equal to 25% of his or her deferred director fees. The matching contribution vests ratably over the director's first four years of service. The vesting will be accelerated in the case of a change in control of the Company or the participant's death, disability or retirement after reaching age 70. Participants can elect to receive their distributions in a lump sum or in installments spread over a period of up to 15 years.

        Health and Welfare Benefits.    Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees, except for Mr. Holschbach, to whom we provide supplemental life insurance coverage pursuant to the terms of his employment agreement.

        Perquisites.    We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2017 included allowance for annual country club/social club dues and use of a Company-owned automobile.

        With respect to our named executive officers, country club allowances and the use of a Company car are only provided to Messrs. Holschbach and Ludwig.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers, which generally describe the position and duties of each of the named executive officers, provide for a specified term of employment, describe base salary, bonus opportunity and other benefits and perquisites to which each executive officer is entitled, if any, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

        Mr. Holschbach.    As part of our executive management succession planning and development, effective as of November 16, 2015, we entered into a transitional employment agreement and supplemental retirement benefit agreement with Mr. Holschbach in order to provide for the systematic succession and transition of his duties as President and Chief Executive Officer of the Company and of the Bank, leading up to his anticipated retirement on December 31, 2018. As part of this process, Mr. Ludwig assumed responsibility as President of the Bank in February 2016, President of the Company in March 2018 and Chief Executive Officer of the Bank in March 2018. The agreements with Mr. Holschbach provide for an employment period through December 31, 2018, which is Mr. Holschbach's planned retirement date. Mr. Holschbach will serve as Chief Executive Officer of the Company until the board appoints his successor. Mr. Holschbach will continue to serve as a member of the boards of directors of the Company and the Bank until the Company's annual shareholders meeting to be held in 2020. During the employment period, Mr. Holschbach is eligible for discretionary annual salary increases and continued participation in the bonus program. Under the agreement as amended, Mr. Holschbach's target bonus is required to be at least 70% of his base salary and his long-term incentive bonus percentage is 75% of his base salary. The agreement also entitled Mr. Holschbach to receive grants of restricted stock units in each of 2015, 2016, and 2017, each having a grant date fair value equal to 33% of his then current salary. Grants of restricted stock units vest in 33% annual increments with any unvested amounts becoming fully vested upon his retirement date. Mr. Holschbach will also become fully vested in all restricted stock units upon death, disability, change in control, or a termination without cause or resignation for good reason. Dividend equivalents on restricted stock units are paid upon vesting. In connection with entering into the agreements, the Company agreed to amend Mr. Holschbach's existing stock option awards to extend the period of exercisability to the earlier of December 31, 2020, or their original expiration date without regard to Mr. Holschbach's employment status, other than in the event of a termination for cause.

        Pursuant to the agreement, and a separate executed supplemental retirement benefit agreement, he is also eligible to receive supplemental retirement payments in each of 2019, 2020, and 2021, equal to 50%, 40%, and 30%, respectively, of his final salary at his retirement date, provided that Mr. Holschbach remains employed through his retirement date and remains available to provide assistance to the Company in each of the subsequent years in which he is receiving benefits. The supplemental retirement benefits will vest in 33% annual increments with any unvested amounts becoming fully vested upon his retirement date. Mr. Holschbach will also become fully vested in the supplemental retirement benefits upon death, disability, change in control, or a termination without cause or resignation for good reason.

        Following Mr. Holschbach's termination of employment during the employment period, he will be subject to non-competition and non-solicitation restrictions for a period of 18 months (12 months if such termination occurs within six months before or 24 months after a change in control of the Company). In the event Mr. Holschbach's employment is terminated other than for cause or he resigns for good reason, he will be entitled to the sum of his then current salary plus his average bonus payments for the prior three years, determined through the end of the employment period, with such amount paid in installments over 12 months. If such termination occurs in connection with a change of control, he will be entitled to a lump sum payment equal to 200% of the sum of his then current salary plus his average bonus payments for the prior three years. In both cases, he will also be entitled to continued COBRA insurance coverage at employee rates for up to 18 months post-termination and a pro rata bonus for the year of termination.

        Mr. Ludwig.    Our employment agreement with Mr. Ludwig provides for an initial term of three years, with an automatic renewal for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the extension date. Under the agreement as amended, Mr. Ludwig's target bonus is required to be at least 60% of his base salary and his long-term incentive bonus percentage is 55% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Ludwig's termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Ludwig's employment is terminated other than for cause or he resigns for good reason, he will be entitled to a payment equal to 100% (150% if in connection with a change in control) of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 18 months and a pro rata bonus for the year of termination.

        Mr. Tucker.    Our employment agreement with Mr. Tucker provides for an initial term of two years, with an automatic renewal for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the extension date. Under the agreement as amended, Mr. Tucker's target bonus is required to be at least 50% of his base salary and his long-term incentive bonus percentage is 50% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Tucker's termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Tucker's employment is terminated other than for cause or he resigns for good reason, he will be entitled to a payment equal to 50% (100% if in connection with a change in control) of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.

        Our obligation to pay any severance under each of the employment agreements is conditioned on the execution by the named executive officer of a general release and waiver of any and all claims with respect to their employment with the Company.

Management Incentive Plan ("MIP")

        General.    In 2011, the Compensation Committee adopted the MIP to establish risk management guidelines for the payment of bonuses. The MIP specifies risk-based metrics for annual performance bonuses for the Company's and the Bank's executive officers, with complete or partial forfeitures of annual bonuses if the risk-based metrics are not met. Bonuses under the MIP are paid in cash and are limited to 150% of the bonus target amount or 75% of the Executive's annual salary, if lower.

        Performance and Risk-Based Metrics.    The Committee has determined that maintaining specified capital levels and asset quality levels is critical to the Company's long-term performance, and has selected each of these as appropriate risk-based metrics under the MIP. As such, regardless of performance, each named executive officer's annual bonus is subject to partial or complete forfeiture if these risk-based metrics are not satisfied. With respect to capital levels, the MIP requires that as of the close of business for any given bonus year, the Bank's Tier 1 leverage ratio must be at least 7.25% for full bonuses to be paid. If the Bank's Tier 1 leverage ratio is below 7.25% bonuses will be reduced, and if the Tier 1 leverage ratio falls below 6.75%, no bonus will be paid for that year, provided, however, that the Compensation Committee is permitted to take into consideration strategic or other events believed to be in the long term interests of the Company and shareholder value that may have had a short term negative impact on the Tier 1 leverage ratio.

        With respect to asset quality, the MIP requires that the Company must achieve a ratio of nonperforming assets to total assets that is not greater than 120% of that of our peers, as determined by the Compensation Committee. However, regardless of the average level of the applicable peer group, the metric will be deemed to be satisfied if the Company's ratio of nonperforming assets to total assets is equal to or less than 2.0%. If the Company's ratio of nonperforming assets to total assets is above 2.0% and exceeds 120% of its peer group average, performance-based bonuses will be proportionately reduced.

        In the event that either of the risk-based metrics are not fully achieved, and therefore performance bonuses for the respective year were partially or completely forfeited, the MIP provides that each executive officer will be eligible for a restoration bonus in the following year if the appropriate levels of capital and/or asset quality are restored, as of the end of that next fiscal year and the executive officer is still employed by the Company.

Long Term Incentive Plans

        Equity based incentive awards are currently made though the Company's 2010 LTIP. The Company also maintains the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan, and the Third Amendment and Restatement Midland States Bancorp, Inc. 1999 Stock Option Plan ("Prior Incentive Plans"). As of the effective date of the 2010 LTIP, no further awards may be granted under the Prior Incentive Plans. However, any previously outstanding incentive award granted under the Prior Incentive Plans remains subject to the terms of such plans until the time it is no longer outstanding.

  Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan.

        The 2010 LTIP was adopted by our board on October 18, 2010 and approved by our shareholders on November 23, 2010. The 2010 LTIP was amended and restated December 31, 2010 and further amended and restated February 2, 2016. The 2016 restatement, which was not submitted to shareholders for approval, increased the number of shares available for issuance under the plan by 1,000,000. The 2010 LTIP was designed to ensure continued availability of equity awards that will assist the Company in attracting, retaining and rewarding key employees, directors and other service providers. Pursuant to the 2010 LTIP, the Compensation Committee is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 2,000,000 shares of common stock are available for issuance under the plan (the initial 1,000,000 of which may be granted as qualified stock options). As of December 31, 2017, there were 744,093 shares available for issuance under the plan. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan enables the Compensation Committee to set specific performance criteria that must be met before an award vests under the plan. The 2010 LTIP allows for acceleration of vesting and exercise privileges of grants if a participant's termination of employment is due to a change in control, death or total disability. If a participant's job is terminated for cause, then all unvested awards expire at the date of termination.

        Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan.    The Company adopted this plan in 2008 to replace our 1999 Stock Option Plan. Under the plan, we were permitted to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, and long-term incentive compensation units and stock appreciation rights. We had reserved up to 100,000 shares of common stock for issuance under the plan. After approval of our 2010 LTIP, no additional grants were to be made under this plan. Awards that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan allows for acceleration of vesting and exercise privileges of grants prior to the consummation of a change in control transaction, or the death or total disability of the participant. If a participant's job is terminated for cause, then all unvested awards expire at the date of termination.

        Third Amendment and Restatement Midland States Bancorp, Inc. 1999 Stock Option Plan.    The Company adopted this plan in 1999. Under the plan, we were permitted to grant awards to eligible persons in the form of qualified and non-qualified stock options. We had reserved up to 49,325 shares of common stock for issuance under the plan. After approval of our Omnibus LTIP, no additional grants were to be made under this plan. Awards that were granted under this plan will become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan allows for acceleration of exercise privileges of grants upon occurrence of a change in control. If a participant's job is terminated for cause, then all unvested awards expire at the date of termination.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information for each of our named executive officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2017. Market values are presented as of the end of 2017 (based on the market value of our common stock of

$32.48 on December 29, 2017) for outstanding stock awards, which include 2017 grants and prior-year grants.

	Option Awards				Stock Awards
							Market Value of Shares or Units of Stock That Have Not Vested ($)
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(1) (#)
			Option Exercise Price ($)
Name	Exercisable (#)	Unexercisable(1) (#)		Option Expiration Date
Leon J. Holschbach	8,500	—	14.70	05/05/18	—		—
	28,190	—	11.75	06/22/19	—		—
	31,500	—	15.20	12/31/19	—		—
	11,820	—	18.16	12/06/20	—		—
	14,556	—	14.75	12/16/21	—		—
	14,072	—	16.00	12/13/22	—		—
	16,274	—	16.59	12/10/23	—		—
	90,000	—	18.00	08/05/24	—		—
	17,072	5,690	21.00	12/02/24	—		—
	—	—	—	—	21,467	(2)	697,248
Jeffrey G. Ludwig	7,000	—	14.70	05/05/18	—		—
	18,190	—	11.75	06/22/19	—		—
	15,000	—	15.20	12/31/19	—		—
	16,790	—	18.16	12/06/20	—		—
	8,356	—	14.75	12/16/21	—		—
	8,075	—	16.00	12/13/22	—		—
	9,482	—	16.59	12/10/23	—		—
	60,000	—	18.00	08/05/24	—		—
	9,565	3,188	21.00	12/02/24	—		—
	8,400	8,400	23.00	11/03/25	—		—
	2,096	6,287	28.59	11/16/26	—		—
	—	—	—	—	11,748		381,575
Douglas J. Tucker	15,000	—	17.50	10/15/20	—		—
	5,424	—	14.75	12/16/21	—		—
	5,500	—	16.00	12/13/22	—		—
	5,899	—	16.59	12/10/23	—		—
	40,000	—	18.00	08/05/24	—		—
	5,365	1,788	21.00	12/02/24	—		—
	5,783	5,783	23.00	11/03/25	—		—
	1,351	4,054	28.59	11/16/26	—		—
	—	—	—	—	7,556		245,419

(1)
Except as noted in footnote 2, below, all awards in this column that remain subject to vesting vest in 25% increments on the first, second, third and fourth anniversary of the date of grant. These stock options and restricted stock awards are accelerated and vest in full upon a change in control of the Company or upon the participant's death or disability.

(2)
Includes 20,219 restricted stock units which vest on December 31, 2018. Mr. Holschbach's restricted stock units are accelerated and vest in full upon his retirement date, death, disability, change in control, or a termination without cause or for good reason.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 8, 2018, regarding the beneficial ownership of our common stock:

  •
  each shareholder known by us to beneficially own more than 5% of our outstanding common stock;

  •
  each of our directors and director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person's percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person's name.

        The percentage of beneficial ownership is based on 23,738,671 shares of our common stock outstanding as of March 8, 2018, including 139,378 shares of restricted stock awarded under our stock incentive plan but not vested as of such date.

        The address for each shareholder listed in the table below is: c/o Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Shareholders
R. Robert Funderburg, Jr.(2)	1,219,769	5.1%
Directors and Named Executive Officers
Leon J. Holschbach(3)	372,916	1.6%
Jeffrey G. Ludwig(4)	308,453	1.3%
Douglas J. Tucker(5)	93,175	*
Deborah Golden	100	*
Jerry L. McDaniel(6)	208,648	*
Jeffrey M. McDonnell(7)	3,350	*
Dwight A. Miller(8)	71,095	*
Richard T. Ramos(9)	12,845	*
John M. Schultz(10)	428,633	1.8%
Robert F. Schultz(11)	351,489	1.5%
Thomas D. Shaw(12)	16,083	*
Jeffrey C. Smith(13)	30,498	*
All directors and executive officers as a group (17 persons)(14)	2,195,673	9.2%

*
Indicates one percent or less.

(1)
Beneficial ownership includes shares of unvested restricted stock that officers are entitled to vote, but does not include common stock equivalent units owned by directors or officers under the Deferred Compensation Plan.

(2)
R. Robert Funderburg, Jr. will be appointed to the board of directors on May 8, 2018. Mr. Funderburg's shares include shares held by the following trusts: R. Robert Funderburg 1992 GST Exemption, Sally Deane Funderburg 1992 GST Exemption, Funderburg-Warren Trust, Dtd. 2/24/67, Alice Iles Funderburg Trust, Dtd. 6/1/61, Hugh K. Funderburg Trust Dtd. 7/12/55, R. Robert Funderburg 5/11/90 TUA, R. Robert Funderburg, Jr. Revocable Trust Dtd 2/22/97, R. Robert Funderburg, Jr. Grantor Annuity Trust, Robert and Catherine Funderburg Children's Trust; and shares held by his spouse and his children residing in his household.

(3)
Consists of: (i) 140,932 shares held by Mr. Holschbach individually; and (ii) 231,984 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 8, 2018. 42,554 shares are pledged as security for indebtedness. Excludes 20,219 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Holschbach.

(4)
Consists of: (i) 133,930 shares held by Mr. Ludwig individually; (ii) 11,569 shares held by JQ Properties, LLC, all of which are pledged as security for indebtedness; and (iii) 162,954 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 8, 2018. Mr. Ludwig is a Manager and a member of, and has shared voting and investment power over the shares held by JQ Properties, LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)
Consists of: (i) 8,853 shares of our common stock held by Mr. Tucker individually; and (ii) 84,322 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 8, 2018. An aggregate of 2,414 shares are pledged as security for indebtedness.

(6)
Consists of: (i) 8,680 shares held by Mr. McDaniel's minor children; (ii) 57,305 shares held in the James H. McDaniel Revocable Trust; (iii) 100,000 shares held by Evalia Enterprises, LLC; (iv) 35,663 shares held by Four Diamond Capital LLC; and (v) 7,000 shares held in the Jerry L. McDaniel Revocable Trust. Mr. McDaniel is a managing member, and has voting and investment power over the shares held by Evalia Enterprises, LLC and Four Diamond Capital LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. McDaniel is the beneficiary of, and has voting and investment power over the shares held by, the James H. McDaniel Revocable Trust, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. McDaniel is the beneficiary of, and has voting and investment power over the shares held by, the Jerry L. McDaniel Revocable Trust.

(7)
Consists of 3,350 shares held by the Jeffrey M. McDonnell Revocable Trust UA. Mr. McDonnell is the beneficiary of, and has voting and investment power over the shares held by, the Jeffrey M. McDonnell Revocable Trust UA.

(8)
71,095 shares are pledged as security for indebtedness.

(9)
Consists of: (i) 11,845 shares held by Mr. Ramos jointly with his spouse; and (ii) 1,000 shares held by Mr. Ramos' minor children.

(10)
Consists of: (i) 306,426 shares held by John Schultz individually; (ii) 2,750 shares held by his spouse individually; (iii) 42,554 shares held by Agracel, Inc.; and (iv) 76,903 shares held by JNJ, LLC, a family investment vehicle. John Schultz is: (i) the Chief Executive Officer and a shareholder of Agracel, Inc.; and (ii) a managing member of JNJ, LLC. He has voting and investment power over the shares held by Agracel, Inc. and JNJ, LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. An aggregate of 228,573 shares are pledged as security for indebtedness.

(11)
Consists of: (i) 31,317 shares held by Robert Schultz individually; (ii) 3,463 shares held by his spouse; (iii) 30,153 shares held by Red Bird Investors LLC; (iv) 250,030 shares held by J.M. Schultz Investment, L.L.C.; and (v) 36,526 shares held by Summit Investors, LLP. Robert Schultz is: (i) the managing member of J.M. Schultz Investment, L.L.C.; (ii) the managing member of Red Bird Investors LLC; and (iii) managing member of Summit Investors, LLP. He has voting and investment power over the shares held by J.M. Schultz Investment, L.L.C., Red Bird Investors LLC, and Summit Investors, LLP but disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12)
Consists of: (i) 2,900 shares held by Thomas Shaw IRA; (ii) 11,658 shares held by Thomas Shaw Amended and Revocable Trust; and (iii) 1,525 shares held by Tamsin Shaw IRA.

(13)
Consists of: (i) 13,929 shares held by Mr. Smith individually; and (ii) 16,569 shares held by Mr. Smith jointly with his spouse. 8,511 shares are pledged as security for indebtedness.

(14)
Includes an aggregate of 687,456 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 8, 2018. An aggregate of 364,716 shares are pledged as security for indebtedness.

SECTION 16(A) BENEFICIAL OWNERHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. We are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2017, except for Mr. Robert Schultz, who filed one late Form 4 with respect to one transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with directors and executive officers described in "Executive Compensation" above, the following is a description of transactions in the 2017 fiscal year to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Acquisition of Love Savings Holding Company

        On December 31, 2014, we acquired Love Savings Holding Company. Laurence A. Schiffer was president, co-chief executive officer and a principal owner of Love Savings Holding Company. Jeffrey M. McDonnell was a director of Love Savings Holding Company. John F. McDonnell, father of Jeffrey M. McDonnell, and James S. McDonnell III, brother of John F. McDonnell, were principal owners of Love Savings Holding Company. Andrew S. Love, Jr. was chairman, co-chief executive officer and a principal owner of Love Savings Holding Company.

        As a result of the merger, Laurence A. Schiffer and Jeffrey M. McDonnell were named directors of the Company, as described in more detail under "Proposal 1—Election of Directors." However, effective February 28, 2018, Mr. Schiffer no longer serves as a director, and effective February 2018, the McDonnell Family no longer has the right to designate a director to the board of directors.

        Pursuant to separate noncompetition agreements, each of Andrew S. Love, Jr. and Laurence A. Schiffer also received $250,000 per year for three years after the effective date of the merger.

Leases

        Our branch bank in Town and Country, Missouri, and our Clayton, Missouri office are leased from entities principally owned by Andrew S. Love, Jr. and Laurence A. Schiffer. During 2017, Andrew S. Love, Jr. beneficially owned more than five percent of our voting securities, and Laurence A. Schiffer served as a director. During 2017, the Company paid an aggregate of $719,000 in rent under these leases. The Company believes the terms of each of these leases are consistent with terms for similar properties that could be received in arm's-length negotiations with third parties, and each of these offices were in these locations prior to the Heartland Bank acquisition.

Ordinary Banking Relationships

        Our directors, officers, beneficial owners of more than five percent of our voting securities and their associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to loan with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank's board of directors in accordance with the bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

Policies and Procedures Regarding Related Party Transactions

        Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

        Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent shareholders and the immediate family members of these persons. Our Corporate Counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they qualify as related party transactions, as defined under SEC rules. If so, as required by the Audit Committee's charter, the transaction will be referred to Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party's interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director's independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2017. The information contained in this report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

        The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Messrs. Ramos, McDaniel, Miller and Shaw. All of the members have been determined to be "independent," as defined by Nasdaq.

        The Audit Committee has reviewed and discussed our audited financial statements for 2017 with our management and Crowe Horwath LLP, our independent registered public accounting firm, with respect to the 2017 fiscal year. The committee has also discussed with Crowe Horwath LLP the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees) and received and discussed the written disclosures and the letter from Crowe Horwath LLP required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). Based on the review and discussions with management and Crowe Horwath LLP, the committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

Audit Committee:
Richard T. Ramos	Jerry L. McDaniel
Dwight A. Miller	Thomas D. Shaw

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF DIRECTORS

General

        Our board of directors, after careful consideration, has approved and adopted, and recommends that our shareholders approve, this proposal to amend the Articles to increase the number of directors of the Company to no fewer than seven and no greater than thirteen. The Articles currently provide that the number of directors of the Company will be no fewer than six and no greater than eleven persons. If approved by the requisite vote of the shareholders, the Amendment will become effective upon its filing with the Illinois Secretary of State, which we expect to occur shortly after the annual meeting.

        This proposal would amend Article 5, Section 5.1 of the Articles to read in its entirety as follows:

  "Section 5.1.    Size; Qualifications.    The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which shall consist of no fewer than seven (7) and no greater than thirteen (13) persons, as fixed from time to time by resolution of not less than two-thirds of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office. Directors need not be residents of the State of Illinois and need not be shareholders of the corporation."

Reasons for, and Effects of, the Amendment

        The Articles currently provide that the number of directors of the Company will be no fewer than six and no greater than eleven persons, and permits the board to set the number within that range from time to time. Currently the number of directors is eleven, which is the maximum number permitted under the Company's current Articles.

        The board of directors believes that it is in the best interests of the Company and its shareholders to increase the range of directors to seven to thirteen directors. In determining that the ability to expand the board by a maximum of two additional directorships could be useful, the board considered a variety of factors, including the Company's significant growth in recent years, including in the size, scope and geography of its business, and possible continued growth.

        The board also considered the fact that the Company is now publicly traded on The Nasdaq Stock Market and the increased regulatory and reporting requirements as a publicly traded company, the growing importance of information technology and data security efforts in the banking industry, and the desirability of being able to maintain director presence in each of its banking markets.

        The ability to expand the board is also viewed as beneficial to the Company's continued acquisition strategy by permitting the Company to benefit from the knowledge of the principal shareholder, Chairman or other senior executive of the acquired company, both in terms of familiarity with, and visibility in, the acquired entity's markets and business. Additionally, the principal shareholders of a selling entity often view the ability to become a director of the continuing organization's board following a sale as an important aspect in their determination as to which organization they ultimately sell their bank.

        As a result of all of these factors, the board determined that having two additional director positions available is in the best interests of the Company and its shareholders. Any such addition(s) would continue to require a resolution of two-thirds of the number of directors, as is currently the case under the Company's Articles prior to this Amendment. The board has not, as of the date of this proxy statement, identified any particular individuals as a candidate for either of these new director positions.

Shareholder Vote Necessary to Approve the Amendment

        In accordance with the Illinois Business Corporation Act and the Articles, because at least two-thirds of the board of directors approved the Amendment, approval of the Amendment by shareholders requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding stock of the Company entitled to vote thereon. Abstentions and broker non-votes with respect to this proposal will have the effect of a vote against the Amendment.

Board Recommendation

        The board of directors recommends that you vote "FOR" the approval of the Amendment.    Proxies properly signed and returned will be voted "FOR" this proposal unless you specify otherwise.

PROPOSAL 3—RATIFICATION OF THE APPIONTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        On March 28, 2017, the Audit Committee formally engaged Crowe Horwath LLP to perform the audit of our consolidated financial statements for the year ended December 31, 2017, replacing KPMG LLP, which was dismissed as our independent registered public accounting firm on March 28, 2017. Shareholders are being asked to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2018. If the appointment of Crowe Horwath LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Representatives of Crowe Horwath LLP are not expected to be present at the meeting to make a statement or to respond to appropriate questions. We recommend that you vote "FOR" the ratification of the appointment of Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.

Change in Principal Accountants

        As previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on March 31, 2017 (the "Auditor Current Report"), KPMG LLP was previously the principal accountants for the Company. On March 28, 2017, KPMG LLP was dismissed as the Company's independent registered public accounting firm, following the completion of a competitive review process to determine the Company's independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the board of directors.

        The audit reports of KPMG LLP on the Company's consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two fiscal years ended December 31, 2016, and the subsequent interim period through March 28, 2017, there were no (i) "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of such disagreements, or (ii) "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company provided KPMG LLP with a copy of the Auditor Current Report prior to its filing with the SEC and requested KPMG LLP to furnish the Company with a letter addressed to the SEC stating whether KPMG LLP agreed with the disclosure in the Auditor Current Report. A copy of KPMG LLP's letter dated March 31, 2017 was attached as Exhibit 16.1 to the Auditor Current Report.

        In addition, as disclosed in the Auditor Current Report, on March 28, 2017, the Audit Committee engaged Crowe Horwath LLP to serve as the Company's independent registered public accounting firm for the year ended December 31, 2017. During the years ended December 31, 2016 and 2015, and the subsequent interim period through March 28, 2017, neither the Company nor anyone acting on its behalf has consulted with Crowe Horwath LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Crowe Horwath LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

Accountant Fees

        For the year ended December 31, 2017, the Company incurred the following fees for professional services performed by Crowe Horwath LLP:

2017
Audit Fees(1)	$713,788
Audit-Related Fees(2)	—
Tax Fees(3)	133,500

(1)
Audit fees include fees for professional services performed by Crowe Horwath LLP for (i) the audit of the Company's consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide. These services included fees for the HUD audits.

(2)
Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services may include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of tax advice, planning and consulting services.

        For the year ended December 31, 2016, the Company incurred the following fees for professional services performed by KPMG LLP:

2016
Audit Fees(1)	$1,085,487
Audit-Related Fees(2)	458,259
Tax Fees(3)	217,588

(1)
Audit fees include fees for professional services performed by KPMG LLP for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q. These services also included fees for HUD audits.

(2)
Audit-Related fees include fees for audit-related tax services, audits of subsidiaries and other attestation services as well as fees associated with our initial public offering.

(3)
Tax fees consist of tax advice, planning and consulting services.

        The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by Crowe Horwath LLP is incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy

        Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the Security and Exchange Commission's rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by Crowe Horwath LLP for up to twelve months from the date of the pre-approval. All of the services referred to above for 2017 were pre-approved by the Audit Committee.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/MSBI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3. 1. Election of three Class II directors: + ForAgainst Abstain For Against Abstain ForAgainst Abstain 01 - Deborah A. Golden 02 - Dwight A. Miller 03 - Robert F. Schultz For Against Abstain ForAgainst Abstain 2. The approval of an amendment to the articles of incorporation of Midland States Bancorp, Inc. to increase the number of directors to no fewer than seven and no greater than thirteen. 3. The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2018. Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 1 5 9 2 1 02S3RB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting of Midland States Bancorp, Inc. Shareholders May 7, 2018, 6:00 p.m. Local Time Holiday Inn 1301 Avenue of Mid-America, Effingham, IL 62401 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Midland States Bancorp Inc. Notice of 2018 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2018, 6:00 p.m. Leon J. Holschbach and Jeffrey G. Ludwig, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Midland States Bancorp, Inc. to be held on May 7, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the directors listed under Proposal 1, FOR Proposal 2 and FOR Proposal 3. (Items to be voted appear on reverse side.)